Cloudflare Announces First Quarter 2021 Financial Results

•First quarter revenue totaled $138.1 million, representing an increase of 51% year-over-year
•Record dollar-based net retention of 123%, representing an increase of 600 basis points year-over-year
•Strong large customer growth, with a record addition of roughly 120 large customers in the quarter and large customers now representing greater than 50% of revenue

San Francisco, CA, May 6, 2021 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its first quarter ended March 31, 2021.

“We had a record-setting start to the year. Our Q1 revenue growth was up 51% year-over-year, and dollar net retention increased to 123%. We crossed 4 million total customers, and our large customer count was up 70% year-over-year, accounting for more than half of our total revenue,” said Matthew Prince, co-founder & CEO of Cloudflare. “We delivered terrific financial results while also investing in innovation, the fuel our engine runs on. Firing on all cylinders, we've already announced or delivered more than 100 products and capabilities this year. There's no slowing down as we continue to deliver business-critical offerings and displace point solutions with Cloudflare's robust global network.”

First Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue of $138.1 million, representing an increase of 51% year-over-year.
•Gross Profit: GAAP gross profit was $106.0 million, or 76.8% gross margin, compared to $70.4 million, or 77.2%, in the first quarter of 2020. Non-GAAP gross profit was $107.2 million, or 77.6% gross margin, compared to $71.5 million, or 78.3%, in the first quarter of 2020.
•Operating Loss: GAAP loss from operations was $31.3 million, or 22.6% of total revenue, compared to $36.1 million, or 39.5% of total revenue, in the first quarter of 2020. Non-GAAP loss from operations was $7.5 million, or 5.4% of total revenue, compared to $14.4 million, or 15.8% of total revenue, in the first quarter of 2020.
•Net Loss: GAAP net loss was $40.0 million, compared to $32.7 million in the first quarter of 2020. Non-GAAP net loss was $9.3 million, compared to $12.3 million in the first quarter of 2020. GAAP net loss per share was $0.13, compared to $0.11 in the first quarter of 2020. Non-GAAP net loss per share was $0.03, compared to $0.04 in the first quarter of 2020.
•Cash Flow: Net cash flow from operations was $23.5 million, compared to negative $14.3 million for the first quarter of 2020. Free cash flow was negative $2.2 million, or 2% of total revenue, compared to negative $30.6 million, or 34% of total revenue, in the first quarter of 2020.
•Cash, cash equivalents, and available-for-sale securities were $1,035.2 million as of March 31, 2021.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

The following forward-looking statements regarding our financial outlook are subject to substantial uncertainty as a result of the ongoing COVID-19 pandemic, reflect our estimates as of May 6, 2021 regarding the impact of the pandemic on our operations, and are highly dependent on numerous factors that we may not be able to predict or control, including, among others: the duration, spread, and severity of the pandemic; actions taken by governments and businesses in response to the pandemic and the resulting impact on our customers, vendors, and partners; the timing of administering COVID-19 vaccines around the world and the long-term efficiency of these vaccines; the impact of the pandemic on global and regional economies and economic activity generally; our ability to continue operating in impacted areas; and customer demand and spending patterns.

For the second quarter of fiscal 2021, we expect:

•Total revenue of $145.5 to $146.5 million
•Non-GAAP loss from operations of $10 to $9 million
•Non-GAAP net loss per share of $0.04 to $0.03, utilizing weighted average common shares outstanding of approximately 308 million

For the full year fiscal 2021, we expect:

•Total revenue of $612 to $616 million
•Non-GAAP loss from operations of $28 to $24 million
•Non-GAAP net loss per share of $0.11 to $0.10, utilizing weighted average common shares outstanding of approximately 310 million

Conference Call Information

Cloudflare will host an investor conference call to discuss its first quarter ended March 31, 2021 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (866) 211-4146 from the United States or (647) 689-6734 internationally with conference ID 2173317. A live webcast of the conference call will be accessible from the investor relations website at cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately 30 days.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, Twitter account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net loss from operations and non-GAAP net loss per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, our plans and objectives for future operations, growth, initiatives, or strategies, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the extent and duration of the impact of the COVID-19 pandemic and resulting adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on our and our customers’, vendors’, and partners’ operations and future financial performance; our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to effectively increase sales to large customers; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; changes in the legal, tax, and regulatory environment applicable to our business; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 25, 2021, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (www.cloudflare.com / @cloudflare) is on a mission to help build a better Internet. Cloudflare’s suite of products protect and accelerate any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World’s Most Innovative Companies by Fast Company in 2019. Headquartered in San Francisco, CA, Cloudflare has offices in Austin, TX, Champaign, IL, New York, NY, San Jose, CA, Seattle, WA, Washington, D.C., Lisbon, London, Munich, Paris, Beijing, Singapore, Sydney, Tokyo, and Toronto.

Investor Relations Information
Jayson Noland
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$138,055	$91,250
Cost of revenue(1)(2)	32,084	20,821
Gross profit	105,971	70,429
Operating expenses:
Sales and marketing(1)	69,974	46,965
Research and development(1)(3)	39,527	33,354
General and administrative(1)(3)	27,724	26,181
Total operating expenses	137,225	106,500
Loss from operations	(31,254)	(36,071)
Non-operating income (expense):
Interest income	544	2,569
Interest expense(4)	(10,234)	(67)
Other income, net	148	485
Total non-operating income (expense), net	(9,542)	2,987
Loss before income taxes	(40,796)	(33,084)
Benefit from income taxes	(833)	(338)
Net loss	$(39,963)	$(32,746)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.11)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	305,947	296,077
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$523	$305
Sales and marketing	6,835	3,579
Research and development	11,058	7,127
General and administrative	4,648	3,606
Total stock-based compensation and related employer payroll taxes	$23,064	$14,617
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$700	$731
Total amortization of acquired intangible assets	$700	$731
(3) Includes acquisition-related and other expenses as follows:

Research and development	$—	$5,776
General and administrative	—	554
Total acquisition-related and other expenses	$—	$6,330
(4) Includes amortization of debt discounts and issuance costs as follows:

Amortization of debt discounts and issuance costs	$8,971	$—
Total amortization of debt discounts and issuance costs	$8,971	$—

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$187,476	$108,895
Available-for-sale securities	847,748	923,201
Accounts receivable, net	71,240	63,499
Contract assets	3,660	3,538
Restricted cash short-term	2,659	2,591
Prepaid expenses and other current assets	27,085	28,230
Total current assets	1,139,868	1,129,954
Property and equipment, net	135,795	123,688
Goodwill	17,167	17,167
Acquired intangible assets, net	2,100	2,800
Operating lease right-of-use assets	41,745	43,148
Deferred contract acquisition costs, noncurrent	48,982	44,176
Restricted cash	6,660	6,660
Other noncurrent assets	13,209	13,058
Total assets	$1,405,526	$1,380,651
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,475	$14,485
Accrued expenses and other current liabilities	24,022	20,217
Accrued compensation	31,724	25,410
Operating lease liabilities	17,990	17,717
Liability for early exercise of unvested stock options	7,517	8,603
Deferred revenue	66,418	54,945
Total current liabilities	168,146	141,377
Convertible senior notes, net	392,246	383,275
Operating lease liabilities, noncurrent	25,627	27,309
Deferred revenue, noncurrent	5,064	1,891
Other noncurrent liabilities	10,403	9,859
Total liabilities	601,486	563,711
Stockholders’ Equity:
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of March 31, 2021 and December 31, 2020; 255,958 and 249,401 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	256	249
Class B common stock; $0.001 par value; 315,000 shares authorized as of March 31, 2021 and December 31, 2020; 54,567 and 59,239 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	51	55
Additional paid-in capital	1,264,182	1,236,993
Accumulated deficit	(460,483)	(420,520)
Accumulated other comprehensive income	34	163
Total stockholders’ equity	804,040	816,940
Total liabilities and stockholders’ equity	$1,405,526	$1,380,651

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(39,963)	$(32,746)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	15,218	10,563
Non-cash operating lease costs	5,346	4,543
Amortization of deferred contract acquisition costs	6,060	3,499
Stock-based compensation expense	18,042	12,897
Amortization of debt discount and issuance costs	8,971	—
Net accretion of discounts and amortization of premiums on available-for-sale securities	1,879	(456)
Deferred income taxes	(1,513)	(117)
Provision for bad debt	1,470	2,209
Other	79	(197)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(9,211)	(8,120)
Contract assets	(122)	284
Deferred contract acquisition costs	(10,866)	(6,486)
Prepaid expenses and other current assets	614	(1,086)
Other noncurrent assets	1,361	(658)
Accounts payable	6,181	1,507
Accrued expenses and other current liabilities	10,119	40
Operating lease liabilities	(5,352)	(4,804)
Deferred revenue	14,646	6,445
Other noncurrent liabilities	535	(1,593)
Net cash provided by (used in) operating activities	23,494	(14,276)
Cash Flows From Investing Activities
Purchases of property and equipment	(22,268)	(11,405)
Capitalized internal-use software	(3,445)	(4,922)
Cash paid for acquisitions, net of cash acquired	—	(13,639)
Purchases of available-for-sale securities	(188,377)	(110,609)
Maturities of available-for-sale securities	261,822	131,580
Other investing activities	44	223
Net cash provided by (used in) investing activities	47,776	(8,772)
Cash Flows From Financing Activities
Proceeds from the exercise of stock options	7,964	2,675
Proceeds from the early exercise of stock options	95	32
Repurchases of unvested common stock	(150)	(70)
Payments on note payable	—	(200)
Payment of tax withholding obligation on RSU settlement	(530)	(7,115)
Net cash provided by (used in) financing activities	7,379	(4,678)
Net increase (decrease) in cash, cash equivalents, and restricted cash	78,649	(27,726)
Cash, cash equivalents, and restricted cash, beginning of period	118,146	145,636
Cash, cash equivalents, and restricted cash, end of period	$196,795	$117,910

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of cost of revenue:
GAAP cost of revenue	$32,084	$20,821
Less: Stock-based compensation and related employer payroll taxes	(523)	(305)
Less: Amortization of acquired intangible assets	(700)	(731)
Non-GAAP cost of revenue	$30,861	$19,785
Reconciliation of gross profit:
GAAP gross profit	$105,971	$70,429
Add: Stock-based compensation and related employer payroll taxes	523	305
Add: Amortization of acquired intangible assets	700	731
Non-GAAP gross profit	$107,194	$71,465
GAAP gross margin	76.8%	77.2%
Non-GAAP gross margin	77.6%	78.3%
Reconciliation of operating expenses:
GAAP sales and marketing	$69,974	$46,965
Less: Stock-based compensation and related employer payroll taxes	(6,835)	(3,579)
Non-GAAP sales and marketing	$63,139	$43,386
GAAP research and development	$39,527	$33,354
Less: Stock-based compensation and related employer payroll taxes	(11,058)	(7,127)
Less: Acquisition-related and other expenses	—	(5,776)
Non-GAAP research and development	$28,469	$20,451
GAAP general and administrative	$27,724	$26,181
Less: Stock-based compensation and related employer payroll taxes	(4,648)	(3,606)
Less: Acquisition-related and other expenses	—	(554)
Non-GAAP general and administrative	$23,076	$22,021
Reconciliation of loss from operations:
GAAP loss from operations	$(31,254)	$(36,071)
Add: Stock-based compensation and related employer payroll taxes	23,064	14,617
Add: Amortization of acquired intangible assets	700	731
Add: Acquisition-related and other expenses	—	6,330
Non-GAAP loss from operations	$(7,490)	$(14,393)
GAAP operating margin	(22.6)%	(39.5)%
Non-GAAP operating margin	(5.4)%	(15.8)%
Reconciliation of interest expense:
GAAP interest expense	$(10,234)	$(67)
Add: Amortization of debt discount and issuance costs	8,971	—
Non-GAAP interest expense	$(1,263)	$(67)
Reconciliation of provision for (benefit from) income taxes:
GAAP benefit from income taxes	$(833)	$(338)
Income tax effect of non-GAAP adjustments(1)	2,103	1,251
Non-GAAP provision for income taxes	$1,270	$913

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net loss and net loss per share:
GAAP net loss attributable to common stockholders	$(39,963)	$(32,746)
Add: Stock-based compensation and related employer payroll taxes	23,064	14,617
Add: Amortization of acquired intangible assets	700	731
Add: Acquisition-related and other expenses	—	6,330
Add: Amortization of debt discount and issuance costs	8,971	—
Income tax effect of non-GAAP adjustments(1)	(2,103)	(1,251)
Non-GAAP net loss	$(9,331)	$(12,319)
GAAP net loss per share	$(0.13)	$(0.11)
Add: Stock-based compensation and related employer payroll taxes	0.08	0.05
Add: Amortization of acquired intangible assets	—	—
Add: Acquisition-related and other expenses	—	0.02
Add: Amortization of debt discount and issuance costs	0.03	—
Income tax effect of non-GAAP adjustments(1)	(0.01)	—
Non-GAAP net loss per share(2)	$(0.03)	$(0.04)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	305,947	296,077
____________
(1) Non-GAAP adjustment for Q1'20 includes $0.7 million of income tax benefit from valuation allowance release as a result of the S2 Systems acquisition.
(2) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

	Three Months Ended March 31,
	2021	2020
Free cash flow
Net cash provided by (used in) operating activities	$23,494	$(14,276)
Less: Purchases of property and equipment	(22,268)	(11,405)
Less: Capitalized internal-use software	(3,445)	(4,922)
Free cash flow	$(2,219)	$(30,603)
Net cash provided by (used) in investing activities	$47,776	$(8,772)
Net cash provided by (used in) financing activities	$7,379	$(4,678)
Net cash provided by (used in) operating activities (percentage of revenue)	17%	(16)%
Less: Purchases of property and equipment (percentage of revenue)	(17)%	(13)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(5)%
Free cash flow margin(1)	(2)%	(34)%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude amortization of debt discount and issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. We define non-GAAP loss from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted. We define non-GAAP net loss as GAAP net loss plus stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of debt discount and issuance costs. We define non-GAAP net loss per share, basic and diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of net loss per share as their effect is antidilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.